Exhibit 99.1

NASH FINCH REPORTS FIRST QUARTER 2003 RESULTS

Company Has Met Nasdaq Filing Deadlines

MINNEAPOLIS (May 22, 2003) — Nash Finch Company (Nasdaq: NAFCE), a leading national food retailer and distributor, today announced that its net earnings for the first quarter of fiscal 2003 were $3.3 million, or $0.27 per diluted share, as compared to a net loss of $0.2 million, or $0.01 per diluted share for the first quarter last year.  Results for the 2003 quarter were adversely affected by $2.3 million net of tax, or $0.20 per diluted share, paid to our bondholders and bank lenders as consideration for waivers.  Results for the 2002 quarter included the cumulative effect of a change in accounting principle related to the adoption of EITF No. 02-16 that reduced earnings by $7.0 million net of tax, or $0.57 per diluted share.  Excluding the impact of the 2003 waiver fees and the 2002 cumulative effect of a change in accounting principle, earnings for the 2003 period would have been $5.6 million, or $0.47 per diluted share, as compared to $6.8 million, or $0.56 per diluted share in the 2002 period.  In the foregoing comparison, these amounts were excluded from the 2003 and 2002 earnings figures to enhance comparability between the periods.  Earnings were affected not only by the cost of obtaining necessary waivers, but by continued poor economic conditions and an intensely competitive environment.  Total sales for the first quarter of 2003 were $856.7 million versus $894.6 million in the prior-year period.

“Our associates throughout the organization were able to manage through difficult economic conditions by continuing a relentless focus on cost reduction efforts,” said Ron Marshall, Nash Finch Chief Executive Officer.  “We realize that we face continued challenges – as well as opportunities – and we have the right team in place to meet them.”

Food Distribution Results

Food distribution segment sales for the first quarter were $388.4 million versus $425.9 million in the year-ago period.  This decline reflects continued difficult economic conditions, the loss of marginal accounts we chose to no longer service, and soft sales and store closings experienced by independent retailers because of heavy competition in certain markets.  First quarter 2003 food distribution segment profits were $11.2 million versus $13.3 million in the first quarter of 2002.

“Despite our decrease in sales compared to the first quarter of last year,” noted Jerry Nelson,

President and COO, “we are optimistic about business development opportunities that exist today.  We believe that our competitive cost structure and our industry-leading performance metrics will position us well in the weeks and months to come.”

Military segment sales for the first quarter of 2003 increased to $246.8 million compared to $230.8 million for the year-ago period.  Profits declined to $6.7 million versus $7.2 million in the first quarter of 2002.  Military profit margins were adversely affected as a result of the continuation of the process to consolidate two warehouses into one located in Norfolk, Virginia.  This consolidation is scheduled to be completed by June 2003.

Retail Results

Corporate retail sales were $221.5 million in the first quarter of 2003 versus $237.8 million in the prior year period.  Same-store sales decreased 11.0 percent for the first quarter of 2003 relative to the first quarter of 2002.  These declines reflect the continued growth of supercenter competition in our retail territories and continuing difficult economic conditions.  Retail segment profits declined to $7.2 million, from $9.0 million in the prior-year period.  The store count at the end of the first quarter of 2003 and the end of the first quarter of 2002 both stood at 111.

Outlook

“As previously stated, we continue to anticipate 2003 earnings to range between $2.29 and $2.35 per diluted share as compared to $2.52 per diluted share in fiscal 2002 before the effect of the accounting change,” said Bob Dimond, Executive Vice President and Chief Financial Officer.  “This reflects the impact of the $2.3 million in after tax amounts, or 20 cents per diluted share, paid in the first quarter for the bond indenture and bank credit facility waivers.  Excluding those payments, we expect 2003 earnings to range between $2.49 and $2.55 per diluted share.  We expect that earnings in the second half of 2003 will compare favorably with the second half of 2002 after a difficult first half comparison, reflecting in large measure the Company’s strong operating performance in the first half of 2002 as compared to the second half of that year.”

A conference call to review fiscal 2002 results is scheduled for 10 a.m. (CT) on May 23, 2003.  Interested participants can listen to the conference call over the Internet by logging onto the “Investor Relations” portion of Nash Finch’s website at http://www.nashfinch.com.  A replay of the webcast will be available and the transcript of the call will be archived on the “Investor Relations” portion of Nash Finch’s website under the heading “Audio Archives.”  A copy of this press release and the other financial and statistical information about the periods to be discussed in the conference call will be available at the time of the call on the “Investor Relations” portion of the Nash Finch website under the caption “Press Releases.”

Nash Finch Company is a Fortune 500 company and one of the leading food retail and distribution companies in the United States with approximately $4 billion in annual revenues. Nash Finch currently owns and operates more than 100 stores in the Upper Midwest, principally supermarkets under the AVANZA™, Buy• n• Save®, Econofoods®, Family Thrift Center™ and Sun Mart® trade names.  In addition to its retail operations, Nash Finch’s food distribution business serves independent retailers and military commissaries in 28 states, the District of Columbia and Europe.  Further information is available on the company’s website at www.nashfinch.com.

The statements in this release that refer to anticipated financial results, plans and expectations are forward-looking statements based on current expectations and assumptions, and entail risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.  Important factors that could cause material differences include the effect of competition on the Company’s distribution and retail businesses; general economic conditions; credit risk from financial accommodations extended to customers; changes in consumer spending and buying patterns; risks entailed by expansion, affiliations and acquisitions; changes in vendor promotions or allowances; limitations on financial and operating flexibility due to debt levels and debt instrument covenants; the ability to execute plans to improve retail operations and to enhance wholesale operations; exposure to litigation, investigations, and other contingent losses; and other cautionary factors discussed in the Company’s periodic reports filed with the SEC, including the Form 10-K for the year ended December 28, 2002.  The Company does not undertake to update forward-looking statements to reflect future events or circumstances, but investors are advised to consult future disclosures involving these topics in our periodic reports filed with the SEC.

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Contact: Bob Dimond, 952-897-8148 or LeAnne Stewart, 952-844-1060

NASH FINCH COMPANY AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Twelve Weeks Ended
	March 22, 2003	March 23, 2002

Sales	$856,664	$894,575

Cost and expenses:
Cost of sales	756,640	788,639
Selling, general and administrative	74,447	78,691
Depreciation and amortization	9,440	9,307
Interest expense	10,791	6,647
Total costs and expenses	851,318	883,284

Earnings before income taxes and cumulative effect of change in accounting principle	5,346	11,291

Income tax expense	2,085	4,505

Earnings before cumulative effect of change in accounting principle	3,261	6,786

Cumulative effect of change in accounting principle, net of income tax benefits of $4,450		(6,960)
Net earnings (loss)	$3,261	$(174)

Basic earnings per share:
Earnings before cumulative effect of change in accounting principle	$0.27	$0.58

Cumulative effect of change in accounting principle, net of income tax benefits	—	(0.59)
Net earnings (loss) per share	$0.27	$(0.01)

Diluted earnings per share:
Earnings before cumulative effect of change in accounting principle	$0.27	$0.56

Cumulative effect of change in accounting principle, net of income tax benefits	—	(0.57)
Net earnings (loss) per share	$0.27	$(0.01)

Cash dividends per common share:	$—	$0.09

Weighted average number of common shares outstanding and common equivalent shares outstanding:
Basic	11,903	11,708
Diluted	11,963	12,112

NASH FINCH COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 22, 2003	December 28, 2002	March 23, 2002
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,538	$31,419	$1,539
Accounts and notes receivable, net	148,197	165,527	161,987
Inventories	250,447	245,477	260,193
Prepaid expenses	14,322	12,335	13,460
Deferred tax assets	11,292	13,523	12,403
Total current assets	438,796	468,281	449,582

Investments in affiliates	180	556	556
Notes receivable, net	33,616	32,596	41,528

Property, plant and equipment:
Land	25,477	25,500	26,829
Buildings and improvements	155,579	155,865	157,854
Furniture, fixtures and equipment	324,958	323,201	319,771
Leasehold improvements	76,226	75,360	69,183
Construction in progress	4,313	7,169	7,204
Assets under capitalized leases	42,040	42,040	42,040
	628,593	629,135	622,881
Less accumulated depreciation and amortization	(366,076)	(360,615)	(349,553)
Net property, plant and equipment	262,517	268,520	273,328

Goodwill, net	150,053	148,028	139,217
Investment in direct financing leases	14,214	14,463	13,257
Deferred tax asset, net	—	467	7,536
Other assets	15,062	15,011	17,184
Total assets	$914,438	$947,922	$942,188

Liabilities and Stockholders’ Equity
Current liabilities:
Outstanding checks	$10,595	$27,076	$16,469
Current maturities of long-term debt and capitalized lease obligations	7,035	7,497	6,482
Accounts payable	185,287	170,542	223,687
Accrued expenses	100,977	94,068	91,149
Income taxes	9,410	10,073	9,703
Total current liabilities	313,304	309,256	347,490

Long-term debt	317,836	357,592	328,364
Capitalized lease obligations	46,582	47,784	47,607
Other liabilities	11,715	11,811	13,933
Commitments and Contingencies
Stockholders’ equity:
Preferred stock - no par value Authorized 500 shares; none issued	—	—	—
Common stock of $1.66 2/3 par value Authorized 50,000 shares, issued 12,012, 12,012 and 11,966 shares, respectively	20,021	20,021	19,944
Additional paid-in capital	26,344	26,275	25,408
Restricted stock	(762)	(894)	(1,405)
Accumulated other comprehensive income	(7,447)	(7,507)	(2,232)
Retained earnings	187,906	184,645	164,073
	226,062	222,540	205,788
Less cost of 70, 70 and 71 shares of common stock in treasury, respectively	(1,061)	(1,061)	(994)
Total stockholders’ equity	225,001	221,479	204,794

Total liabilities and stockholders’ equity	$914,438	$947,922	$942,188

NASH FINCH COMPANY AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Twelve Weeks Ended
	March 22, 2003	March 23, 2002
Operating activities:
Net earnings (loss)	$3,261	$(174)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,440	9,307
Amortization of deferred financing costs	260	263
Amortization of rebatable loans	68	15
Provision for bad debts	1,437	940
Cumulative effect of change in accounting principle	—	6,960
Deferred income tax expense	2,769	2,371
LIFO charge	400	923
Impairments	390	—
Loss / (gain) on sale of assets	(173)	(23)
Other	(95)	317
Changes in operating assets and liabilities, net of effects of acquisitions
Accounts and notes receivable	17,784	5,948
Inventories	(2,533)	6,839
Prepaid expenses	(1,714)	1,550
Accounts payable	13,391	7,195
Accrued expenses	6,052	(5,298)
Income taxes	(663)	(1,679)
Other assets and liabilities	(523)	(452)
Net cash provided by operating activities	49,551	35,002

Investing activities:
Proceeds from the sale of property, plant and equipment	751	208
Additions to property, plant and equipment	(3,664)	(7,468)
Business acquired, net of cash	(2,054)	(3,356)
Loans to customers	(3,264)	(1,394)
Payments from customers on loans	1,584	1,259
Other	2	2,000
Net cash used in investing activities	(6,645)	(8,751)

Financing activities:
(Payment) proceeds of revolving debt	(39,400)	8,000
Dividends paid	—	(1,070)
Payments of long-term debt	(3,375)	(410)
Payments of capitalized lease obligations	(531)	(489)
Decrease in outstanding checks	(16,481)	(41,281)
Other	—	71

Net cash used in financing activities	(59,787)	(35,179)
Net decrease in cash	(16,881)	(8,928)
Cash and cash equivalents at beginning of period	31,419	10,467
Cash and cash equivalents at end of period	$14,538	$1,539

Supplemental disclosure of cash flow information:
Non cash investing and financing activities
Purchase of real estate under capital leases	$—	$1,180

NASH FINCH COMPANY AND SUBSIDIARIES

Supplemental Data

(In thousands)

	Twelve Weeks Ended
Other Data (In thousands)	March 22, 2003	March 23, 2002

Cash from operations - 1st qtr.	$49,551	$35,002
Debt to total capitalization	62%	65%
Total debt	$371,453	$382,453
Capital spending - 1st qtr.	$3,664	$7,468
Capitalization	$596,454	$587,247
Stockholders’ Equity	$225,001	$204,794

Non-GAAP Data
Adjusted EBITDA(a)	$26,655	$28,161
Debt to Adjusted EBITDA - trailing 4 qtrs.(b)	3.1	3.1
Debt to Adjusted EBITDA on a pro forma basis - trailing 4 qtrs.(c)	3.1	3.1
Interest coverage - trailing 4 qtrs.(d)	3.5	3.8
Interest coverage on a pro forma basis - trailing 4 qtrs.(e)	3.5	3.7

(a)   Adjusted EBITDA, as defined in our credit agreement, is earnings before interest, income tax, depreciation and amortization adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash LIFO, impairment and closed store lease cost charges.  Adjusted EBITDA should not be considered an alternative measure of our net income, operating performance, cash flow or liquidity.  The amount of Adjusted EBITDA is provided as additional information relative to compliance with our debt covenants at notes (b) through (e).  Adjusted EBITDA is derived from the Company’s earnings before income taxes and cumulative effect of change in accounting principle as follows:

	Twelve Weeks Ended
Adjusted EBITDA Reconciliation (In thousands)	March 22, 2003	March 23, 2002

Earnings before income taxes and cumulative effect of change in accounting principle	$5,346	$11,291
Add/(deduct)
LIFO	400	923
Depreciation and amortization	9,440	9,307
Interest expense	10,791	6,647
Impairments	390	—
Closed store lease costs	354	—
Gains on sale of real estate	(66)	(7)
Total Adjusted EBITDA	$26,655	$28,161

Adjusted EBITDA by Segment
Food Distribution	$13,254	$15,855
Retail	10,886	12,572
Military	7,043	7,469
Unallocated Corporate Overhead	(4,528)	(7,735)
	$26,655	$28,161

(b)   End of period debt at March 22, 2003 and March 23, 2002, divided by Adjusted EBITDA for the respective four trailing quarters.

(c)   Pro forma presentation of Adjusted EBITDA included in this calculation includes the results of certain acquisitions that occurred during each year as if the acquisition had occurred at the beginning of the respective year.

(d)   Ratio of Adjusted EBITDA for the period covered to interest expense for such period.

(e)   Pro forma presentation of Adjusted EBITDA calculated as described in note  (c).

	Twelve Weeks Ended
Earnings (Loss) Excluding the Cumulative Effect of Change in Accounting Principle and Debt Waiver Fees (In Thousands)	March 22, 2003	March 23, 2002

Net Earnings (Loss) as reported	$3,261	$(174)
Cumulative effect of change in accounting principle, net of tax	—	6,960
Debt waiver fees, net of income tax	2,339
Earnings excluding change in accounting principle and debt waiver fees(a)	$5,600	$6,786

EPS excluding cumulative effect of change in accounting principle and debt waiver fees(a)
Basic	$0.47	$0.58
Diluted	$0.47	$0.56

(a)   Earnings and EPS excluding debt waiver fees in the 2003 period are non-GAAP financial measures provided to enhance the comparability of operating results between the periods.